EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of International Absorbents, Inc. of our report dated February 27, 2004, with respect to the 2004 and 2003 consolidated financial statements of International Absorbents Inc. and subsidiary, included in its Annual Report (Form 10-KSB) for the year ended January 31, 2004 and 2003, filed with the Securities and Exchange Commission on April 1, 2004.

/s/ Moss, Adams, LLP

Bellingham, Washington
April 16, 2004